Exhibit 10.2

SECURITY AGREEMENT

among

Global Defense & National Security Systems, Inc.,

STG GROUP, INC.,

STG, INC.,

ACCESS SYSTEMS, INCORPORATED,

SUCH OTHER ASSIGNORS PARTY HERETO

and

PNC BANK, NATIONAL ASSOCIATION
as COLLATERAL AGENT

Dated as of November 23, 2015

		Page

ARTICLE I	SECURITY INTERESTS	2

1.1	Grant of Security Interests	2
1.2	Grant of License	5
1.3	Power of Attorney	5

ARTICLE II	GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS	6

2.1	Necessary Filings	6
2.2	No Liens	6
2.3	Other Financing Statements	6
2.4	Chief Executive Office, Record Locations	7
2.5	Location of Inventory and Equipment	7
2.6	Legal Names; Type of Organization (and Whether a Registered Organization); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc	7
2.7	Trade Names; Etc	7
2.8	Certain Significant Transactions	8
2.9	Non-UCC Property and Certificates of Title	8
2.10	As-Extracted Collateral; Timber-to-be-Cut	8
2.11	Collateral in the Possession of a Bailee	8

ARTICLE III	SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS; INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL	9

3.1	Additional Representations and Warranties	9
3.2	Maintenance of Records	9
3.3	Direction to Account Debtors; Contracting Parties; etc	9
3.4	Modification of Terms; etc	10
3.5	Collection	10
3.6	Instruments	10
3.7	Assignors Remain Liable Under Accounts	11
3.8	Assignors Remain Liable Under Contracts	11
3.9	Deposit Accounts; Etc	11
3.10	Letter-of-Credit Rights	12
3.11	Commercial Tort Claims	12
3.12	Chattel Paper	13
3.13	Further Actions	13
3.14	Motor Vehicles	13

ARTICLE IV	SPECIAL PROVISIONS CONCERNING TRADEMARKS AND DOMAIN NAMES	14

4.1	Additional Representations and Warranties	14

i

(continued)

ii

(continued)

ANNEX A	Schedule of Chief Executive Offices Address(es) of Chief Executive Office

ANNEX B	Schedule of Inventory and Equipment Locations

ANNEX C	Schedule of Legal Names, Type of Organization, Jurisdiction of Organization, Location, Organizational Identification Numbers and Federal Employer Identification Numbers

ANNEX D	Schedule of Trade and Fictitious Names

ANNEX E	Description of Certain Significant Transactions Occurring Within One Year Prior to the Date of the Security Agreement

ANNEX F-1	Schedule of Deposit Accounts

ANNEX F-2	Schedule of Deposit Accounts Subject to Control Agreement

ANNEX G	Reserved

ANNEX H	Schedule of Commercial Tort Claims

ANNEX I	Schedule of Marks and Applications; Internet Domain Name Registrations

ANNEX J	Schedule of Patents

ANNEX K	Schedule of Copyrights

ANNEX L	Grant of Security Interest in United States Trademarks

ANNEX M	Grant of Security Interest in United States Patents

ANNEX N	Grant of Security Interest in United States Copyrights

[Remainder of this page intentionally left blank]

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SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of November 23, 2015, made by each of the undersigned assignors (each, an “Assignor” and, together with any other entity that becomes an assignor hereunder pursuant to Section 10.12 hereof, the “Assignors”) in favor of PNC Bank, National Association, as collateral agent (together with any successor collateral agent, the “Collateral Agent”), for the benefit of the Secured Creditors (as defined below). Certain capitalized terms as used herein are defined in Article IX hereof. Except as otherwise defined herein, all other capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

WITNESSETH:

WHEREAS, Global Defense & National Security Systems, Inc. (which shall be renamed STG Group, Inc. immediately following the closing), a Delaware corporation (“Holdings”) (whose obligations as Borrower (as defined in the Credit Agreement) under the Credit Agreement will be immediately assumed by STG, Inc., a Virginia corporation (“STG”) and Access Systems, Incorporated, a Virginia corporation (“Access”) immediately upon closing), STG Group, Inc. (which shall be renamed STG Group Holdings, Inc. immediately following the closing), a Delaware corporation (“Parent”), the Guarantors from time to time party thereto, the lenders from time to time party thereto (the “Lenders”), MC Admin Co LLC, as administrative agent (together with any successor administrative agent, the “Administrative Agent”), PNC Bank, National Association as collateral agent (together with any successor collateral agent, the “Collateral Agent”) have entered into a Credit Agreement, dated as of November 23, 2015 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”; defined terms used but not defined herein shall have the respective meaning ascribed thereto in the Credit Agreement), providing for the making of Loans to the Initial Borrower and the Borrowers, as contemplated therein (the Lenders, the Administrative Agent and the Collateral Agent are herein called the “Secured Creditors”);

WHEREAS, it is a condition precedent to the making of Loans to the Initial Borrower and the Borrowers under the Credit Agreement that each Assignor shall have executed and delivered to the Collateral Agent this Agreement;

WHEREAS, pursuant to the Holdings Guaranty, Holdings has jointly and severally guaranteed the payment and performance when due of all Guaranteed Obligations as described therein;

WHEREAS, pursuant to the Subsidiaries Guaranty, the Subsidiaries party thereto have jointly and severally guaranteed the payment and performance when due of all Guaranteed Obligations as described therein; and

WHEREAS, each Assignor will obtain benefits from the incurrence of Loans by the Initial Borrower and the Borrowers under the Credit Agreement and, if applicable, the entering into by the Initial Borrower and the Borrowers and/or one or more of their Subsidiaries of Interest Rate Protection Agreements and, accordingly, desires to enter into this Agreement in order to satisfy the conditions described in the preceding recital and to induce the Lenders to make Loans and enter into Interest Rate Protection Agreements for the benefit of the Initial Borrower and the Borrowers;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors as follows:

ARTICLE I

SECURITY INTERESTS

1.1           Grant of Security Interests. (a) As security for the prompt and complete payment and performance when due of all of its Obligations, each Assignor does hereby assign and transfer unto the Collateral Agent, and does hereby pledge and grant to the Collateral Agent, in each case for the benefit of the Secured Creditors, a continuing security interest in all of the right, title and interest of such Assignor in, to and under all of the following personal property and fixtures (and all rights therein) of such Assignor, or in which or to which such Assignor has any rights, in each case whether now existing or hereafter from time to time acquired:

(i)          each and every Account;

(ii)         all cash;

(iii)        the Cash Collateral Account and all monies, securities, Instruments and other investments deposited or required to be deposited in the Cash Collateral Account;

(iv)        all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper);

(v)         all Commercial Tort Claims (including all Commercial Tort Claims described in Annex H hereto);

(vi)        all computer programs of such Assignor and all intellectual property rights therein and all other proprietary information of such Assignor, including but not limited to Domain Names and Trade Secret Rights;

(vii)       all Contracts, together with all Contract Rights arising thereunder;

(viii)      all Copyrights;

(ix)        all Equipment;

(x)          all Deposit Accounts and all other demand, deposit, time, savings, cash management, passbook and similar accounts maintained by such Assignor with any Person and all monies, securities, Instruments and other investments deposited or required to be deposited in any of the foregoing, excluding any Excluded Accounts;

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(xi)        all Documents;

(xii)       all General Intangibles;

(xiii)      all Goods;

(xiv)      all Instruments;

(xv)       all Inventory;

(xvi)      all Investment Property;

(xvii)     all Promissory Notes;

(xviii)    all Letter-of-Credit Rights (whether or not the respective letter of credit is evidenced by a writing);

(xix)       all Marks, together with the registrations and right to all renewals thereof, the goodwill of the business of such Assignor symbolized by the Marks and all causes of action arising prior to or after the date hereof for infringement of any of the Marks or unfair competition regarding the same;

(xx)        all Patents, together with all causes of action arising prior to or after the date hereof for infringement of any of the Patents or unfair competition regarding the same;

(xxi)       all Permits;

(xxii)      all Software and all Software licensing rights, all writings, plans, specifications and schematics, all engineering drawings, customer lists, goodwill and licenses, and all recorded data of any kind or nature, regardless of the medium of recording;

(xxiii)     all Supporting Obligations;

(xxiv)    all books and records relating to the items referred to in the preceding clauses (i) through (xxiii) (including all books, databases, customer lists, credit files, ledgers, computer programs, printouts, customer data and records, whether tangible or electronic, and other computer materials and records (and all media on which such data, files, programs, materials and records are or may be stored) which contain any information relating to any of the items referred to in the preceding clauses (i) through (xxiii)); and

(xxv)     all Proceeds and products of any and all of the foregoing (all of the above, including this clause (xxv), the “Collateral”).

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(b)          The security interest of the Collateral Agent under this Agreement extends to all Collateral which any Assignor may acquire, or with respect to which any Assignor may obtain rights, at any time during the term of this Agreement.

(c)          Notwithstanding any of the other provisions set forth in this Section 1 to the contrary, the term Collateral shall not include, and this Agreement shall not constitute a grant of a security interest in any (x) instrument, contract, license, permit or other General Intangible during the period in which under applicable law, such instrument, contract, license, permit or other General Intangible cannot be, or requires any consent (which has not been obtained) to be, pledged, transferred or assigned by Assignor, or to the extent that granting a security interest therein without a consent, waiver, or amendment (which has not been obtained) would result in a breach or default under, or give rise to a right by any party to terminate, the instrument, contract, license, permit or other General Intangible (in each case after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law); provided, however, that with respect to any potential Collateral described in this clause (c) requiring a consent, waiver or amendment prior to the effective grant of a security interest, the affected Assignor shall have used commercially reasonable efforts to obtain such consent, waiver or amendment and such instrument, contract, license, permit or other General Intangible shall become part of the Collateral immediately upon obtaining such required consent, waiver or amendment or upon a relevant change in applicable law and provided that that Proceeds of the such instrument, contract, license, permit or other General Intangible shall constitute Collateral as defined in this Agreement, (y) any “intent-to-use” application for registration of a Mark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, or (z) any Excluded Equity Interests.

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1.2         Grant of License. For purposes of enabling the Collateral Agent to exercise rights and remedies under this Agreement, each Assignor hereby grants to the Collateral Agent and its agents, representatives and designees an irrevocable, nonexclusive, royalty free license, rent-free license and rent-free lease (which will be binding on any successor or assignee of such Assignor) to, after the occurrence and during the continuance of an Event of Default, have access to and use all of such Assignor’s Collateral constituting (x) Real Property (including the buildings and other improvements thereon), Equipment and fixtures (whether or not considered Real Property), and (y) intellectual property (including, without limitation, all Domain Names, Patents, Marks, Copyrights, Trade Secrets and object code and access to all media, written or electronic, in which any licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, as well as an irrevocable, nonexclusive license to grant to any third party a sub-licensable sub-license to use the foregoing rights, but excluding any source code) for which the Collateral Agent hereby agrees to take all commercially reasonable actions in connection with its use of such intellectual property to protect such Assignor’s rights and interest in such intellectual property (provided that in any event, the Collateral Agent shall not have any liability in connection therewith), for the purpose of (i) arranging for and effecting the sale, distribution or other disposition of Collateral located on any such Real Property, including the manufacture, production, completion, packaging, advertising, distribution and other preparation of such Collateral (including, without limitation, work-in-process, raw materials and complete Inventory) for sale, distribution or other disposition, (ii) selling (by public auction, private sale, going out of business sale or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory of the same type sold in any Assignor’s business), (iii) storing or otherwise dealing with the Collateral, (iv) collecting all Accounts and copying, using and preserving any and all information relating to the Collateral, and (v) otherwise dealing with the Collateral as part of the exercise of any rights or remedies provided to the Collateral Agent hereunder or under the other Credit Documents, in each case without the interference by any Assignor or any Subsidiary of any Assignor and without incurring any liability to any Assignor or any Subsidiary of any Assignor, except any liability which is the direct result of the Collateral Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Assignor will, and will cause each of its Subsidiaries to, cooperate with the Collateral Agent and its agents, representatives and designees in allowing the Collateral Agent to exercise the foregoing rights. To the extent that any asset of any Assignor in which the Collateral Agent has access or use rights as provided above is to be sold or otherwise disposed of after the occurrence and during the continuance of an Event of Default, such Assignor shall, if requested by the Collateral Agent in writing, cause the buyer to agree in writing to be subject to, and comply with the terms of, this Section 1.2. The Collateral Agent shall have the right to bring an action to enforce its rights under this Section 1.2, including, without limitation, an action seeking possession of the applicable Collateral and/or specific performance of this Section 1.2.

1.3         Power of Attorney. (a) Each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable to protect the interests of the Secured Creditors, which appointment as attorney is coupled with an interest.

(b)          Each Assignor hereby appoints the Collateral Agent and the Collateral Agent’s designee as such Assignor’s attorney, with power: (i) to sign any documents or file any certificate of title, license and/or application, as may be required pursuant to any Motor Vehicle Statutes in the applicable jurisdiction to perfect, maintain, protect, and enforce the Liens on Motor Vehicles in accordance with Section 3.14 hereof and (ii) to do all things reasonably necessary to carry out this Agreement. Each Assignor ratifies and approves all acts of such attorney. None of the Secured Creditors or the Collateral Agent or their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). This power, being coupled with an interest, is irrevocable until the Credit Agreement has been terminated and the Obligations have been fully satisfied.

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ARTICLE II

GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

2.1           Necessary Filings. All filings, registrations, recordings and other actions necessary or appropriate to create, preserve and perfect the security interest granted by such Assignor to the Collateral Agent hereby in respect of the Collateral have been accomplished and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral creates (or upon such filings will create) a valid and, together with all such filings, registrations, recordings and other actions, a perfected security interest therein to the extent a perfected security interest can be granted therein pursuant to the laws of the United States, which perfected security interest will be prior to the rights of all other Persons therein and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfected security interests, in each case to the extent that the Collateral consists of the type of property in which a security interest may be perfected (i) by possession or control (within the meaning of the UCC as in effect on the date hereof in the State of New York), (ii) by filing a financing statement under the UCC as enacted in any relevant jurisdiction or (iii) by a filing of a Grant of Security Interest in the respective form attached hereto in the United States Patent and Trademark Office or in the United States Copyright Office, as the case may be.

2.2           No Liens. Such Assignor is, and as to all Collateral acquired by it from time to time after the date hereof such Assignor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens), and such Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

2.3           Other Financing Statements. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements filed in respect of Permitted Liens), and so long as the Termination Date has not occurred, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or in connection with Permitted Liens.

2.4           Chief Executive Office, Record Locations. The chief executive office of such Assignor is, on the date of this Agreement, located at the address indicated on Annex A hereto for such Assignor. During the period of the four calendar months preceding the date of this Agreement, the chief executive office of such Assignor has not been located at any address other than that indicated on Annex A in accordance with the immediately preceding sentence, in each case unless each such other address is also indicated on Annex A hereto for such Assignor.

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2.5           Location of Inventory and Equipment. All Inventory and Equipment held on the date hereof, or held at any time during the four calendar months prior to the date hereof, by each Assignor is located at one of the locations shown on Annex B hereto for such Assignor.

2.6           Legal Names; Type of Organization (and Whether a Registered Organization); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc. As of the date hereof, the exact legal name of each Assignor, the type of organization of such Assignor, whether or not such Assignor is a Registered Organization, the jurisdiction of organization of such Assignor, such Assignor’s Location, the organizational identification number (if any) of such Assignor, is listed on Annex C hereto for such Assignor. Such Assignor shall not change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its jurisdiction of organization, its Location, or its organizational identification number (if any) from that listed on Annex C hereto, except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Secured Debt Agreements and so long as same do not involve (x) a Registered Organization ceasing to constitute same or (y) such Assignor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Collateral Agent and the Administrative Agent not less than 15 days’ (or such shorter period as may be acceptable to the Collateral Agent) prior written notice of each change to the information listed on Annex C (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex C which shall correct all information contained therein for such Assignor, and (ii) in connection with such respective change or changes, it shall have taken all action reasonably requested by the Collateral Agent or the Administrative Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that such Assignor does not have an organizational identification number on the date hereof and later obtains one, such Assignor shall promptly thereafter notify the Collateral Agent and the Administrative Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent and the Administrative Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.

2.7           Trade Names; Etc. Such Assignor does not have nor does it operate in any jurisdiction under, nor in the preceding five years has it had or operated in any jurisdiction under, any trade names, fictitious names or other names except its legal name as specified in Annex C and such other trade or fictitious names as are listed on Annex D hereto for such Assignor. Such Assignor may assume or operate in any jurisdiction under any new trade, fictitious or other name if (i) it shall have given to the Collateral Agent and the Administrative Agent not more than 15 days’ prior written notice of any such assumption or operation, clearly describing such new name and the jurisdictions in which such new name will be used and providing such other information in connection therewith as the Collateral Agent or the Administrative Agent may reasonably request and (ii) with respect to such new name, it shall have taken all action reasonably requested by the Collateral Agent or the Administrative Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

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2.8           Certain Significant Transactions. During the one year period preceding the date of this Agreement, no Person shall have merged or consolidated with or into any Assignor, and no Person shall have liquidated into, or transferred all or substantially all of its assets to, any Assignor, in each case except as described in Annex E hereto. With respect to any transactions so described in Annex E hereto, the respective Assignor shall have furnished such information with respect to the Person (and the assets of the Person and locations thereof) which merged with or into or consolidated with such Assignor, or was liquidated into or transferred all or substantially all of its assets to such Assignor, and shall have furnished to the Collateral Agent and the Administrative Agent such UCC lien searches as may have been requested by the Collateral Agent or the Administrative Agent with respect to such Person and its assets, to establish that no security interest (excluding Permitted Liens) continues perfected on the date hereof with respect to any Person described above (or the assets transferred to the respective Assignor by such Person), including without limitation pursuant to Section 9-316(a)(3) of the UCC.

2.9           Non-UCC Property and Certificates of Title. No more than an aggregate amount of $500,000 of all property of the Assignors of the types described in clauses (1), (2) and (3) of Section 9-311(a) of the UCC, where the filing of a financing statement does not perfect the security interest in such property in accordance with the provisions of Section 9-311(a) of the UCC, shall be owned by all Assignors (based on the aggregate fair market value thereof, as determined by the Assignors in good faith) unless the Assignors shall provide immediate written notice of such excess to the Collateral Agent and the Administrative Agent and promptly (and in any event within 7 Business Days, unless the Collateral Agent shall extend such period in its sole discretion) take such actions (at their own cost and expense) as may be required under the respective United States, State or other laws referenced in Section 9-311(a) of the UCC to perfect the security interests granted herein in any such excess property.

2.10         As-Extracted Collateral; Timber-to-be-Cut. On the date hereof, such Assignor does not own, or expect to acquire, any property which constitutes, or would constitute, As-Extracted Collateral or Timber-to-be-Cut. If at any time after the date of this Agreement such Assignor owns, acquires or obtains rights to any As-Extracted Collateral or Timber-to-be-Cut, such Assignor shall furnish the Collateral Agent and the Administrative Agent with prompt written notice thereof (which notice shall describe in reasonable detail the As-Extracted Collateral and/or Timber-to-be-Cut and the locations thereof) and shall take all actions as may be deemed reasonably necessary or desirable by the Collateral Agent or the Administrative Agent to perfect the security interest of the Collateral Agent therein.

2.11         Collateral in the Possession of a Bailee. No more than $500,000 of Inventory, Equipment or other Goods may be in the possession of a third party bailee at any time, unless such Assignor shall promptly notify the Collateral Agent and the Administrative Agent thereof and obtain an acknowledgment from such bailee, in form and substance reasonably satisfactory to the Collateral Agent and the Administrative Agent, that the bailee holds such Collateral for the benefit of the Collateral Agent and shall act upon the instructions of the Collateral Agent, without the further consent of such Assignor. The Collateral Agent agrees with such Assignor that the Collateral Agent shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the respective Assignor with respect to any such bailee.

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ARTICLE III

SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS;
INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL

3.1           Additional Representations and Warranties. As of the time when each of its Accounts arises, each Assignor shall be deemed to have represented and warranted that each such Account, and all original records, papers and documents relating thereto (if any) are genuine and what they purport to be, and that all papers and documents (if any) relating thereto (i) will, to the knowledge of such Assignor, represent the genuine, legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both, (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes), (iii) will evidence true and valid obligations, enforceable in accordance with their respective terms, and (iv) will be in compliance and will conform in all material respects with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

3.2           Maintenance of Records. Each Assignor will keep and maintain at its own cost and expense accurate records in all material respects of its Accounts and Contracts, including, but not limited to, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Assignor will make the same available on such Assignor’s premises to the Collateral Agent and the Administrative Agent for inspection as otherwise permitted by the terms of the respective Secured Debt Agreements. Upon the occurrence and during the continuance of an Event of Default and at the request of the Collateral Agent or the Administrative Agent, such Assignor shall, at its own cost and expense, deliver all tangible evidence of its Accounts and Contract Rights (including, without limitation, all documents evidencing the Accounts and all Contracts) and such books and records to the Collateral Agent or the Administrative Agent or to their respective representatives (copies of which evidence and books and records may be retained by such Assignor). Upon the occurrence and during the continuance of an Event of Default and if the Collateral Agent so directs, such Assignor shall legend, in form and manner satisfactory to the Collateral Agent and the Administrative Agent, the Accounts and the Contracts, as well as books, records and documents (if any) of such Assignor evidencing or pertaining to such Accounts and Contracts with an appropriate reference to the fact that such Accounts and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

3.3           Direction to Account Debtors; Contracting Parties; etc. Upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent so directs any Assignor, such Assignor agrees (x) to instruct all obligors with respect to the Accounts and Contracts to make all payments on account of the Accounts and Contracts directly to the Cash Collateral Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Accounts and/or under any Contracts to make payments with respect thereto as provided in the preceding clause (x), and (z) that the Collateral Agent may enforce collection of any such Accounts and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Assignor. Without notice to or assent by any Assignor, the Collateral Agent may, upon the occurrence and during the continuance of an Event of Default, apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account toward the payment of the Obligations in the manner provided in Section 7.4 of this Agreement. The reasonable costs and expenses of collection (including reasonable attorneys’ fees), whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor. The Collateral Agent shall deliver a copy of each notice referred to in the preceding clause (y) to the Administrative Borrower for the relevant Assignor, provided that (x) the failure by the Collateral Agent to so notify such Assignor shall not affect the effectiveness of such notice or the other rights of the Collateral Agent created by this Section 3.3 and (y) no such notice shall be required if an Event of Default of the type described in Section 12.05 of the Credit Agreement has occurred and is continuing.

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3.4           Modification of Terms; etc. Except in accordance with such Assignor’s ordinary course of business or as is consistent with reasonable business judgment or as permitted by Section 3.5 hereof and Section 11.12 of the Credit Agreement, no Assignor shall rescind or cancel any indebtedness evidenced by any Account or under any Contract, or modify any material term thereof or make any material adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Account or Contract, or interest therein, without the prior written consent of the Collateral Agent and the Administrative Agent. No Assignor will do anything to impair the rights of the Collateral Agent in the Accounts or Contracts.

3.5           Collection. Each Assignor shall endeavor in accordance with reasonable business practices to cause to be collected from the account debtor named in each of its Accounts or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Account or Contract and apply promptly upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account or under such Contract. Except as otherwise directed by the Collateral Agent after the occurrence and during the continuation of an Event of Default, any Assignor may allow in the ordinary course of business as adjustments to amounts owing under its Accounts and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Assignor finds appropriate in accordance with reasonable business judgment, and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or for other reasons which such Assignor finds appropriate in accordance with reasonable business judgment. The reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor.

3.6           Instruments. If any Assignor owns or acquires any Instrument in excess of $500,000 constituting Collateral (other than checks and other payment instruments received and collected in the ordinary course of business), such Assignor will within 7 Business Days thereafter notify the Collateral Agent and the Administrative Agent thereof, and upon request by the Collateral Agent will promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder.

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3.7           Assignors Remain Liable Under Accounts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Accounts to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with the terms of any agreement giving rise to such Accounts. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Account pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

3.8           Assignors Remain Liable Under Contracts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Contracts to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with and pursuant to the terms and provisions of each Contract. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Contract pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

3.9           Deposit Accounts; Etc. (a) No Assignor maintains, or at any time after the date of this Agreement shall establish or maintain, any demand, time, savings, passbook or similar account, except for such accounts maintained with a bank (as defined in Section 9-102 of the UCC) whose jurisdiction (determined in accordance with Section 9-304 of the UCC) is within a State of the United States. Annex F-1 hereto accurately sets forth, as of the date of this Agreement, for each Assignor, each Deposit Account maintained by such Assignor (including a description thereof and the respective account number), the name of the respective bank with which such Deposit Account is maintained, and the jurisdiction of the respective bank with respect to such Deposit Account. Annex F-2 hereto accurately sets forth, as of the date of this Agreement, for each Assignor, each Deposit Account (other than Excluded Accounts) maintained by such Assignor in the United States (including a description thereof and the respective account number). For each Deposit Account listed on Annex F-2 hereto, the respective Assignor shall use its commercially reasonable efforts to cause the bank with which the Deposit Account is maintained to execute and deliver to the Collateral Agent, within 30 days after the date of this Agreement or, if later, at the time of the establishment of the respective Deposit Account, a “control agreement” substantially in the form as may be reasonably acceptable to the Collateral Agent and the Administrative Agent. Except as otherwise provided in the proviso to the immediately preceding sentence, if any bank with which a Deposit Account listed on Annex F-2 hereto is maintained refuses to, or does not, enter into such a “control agreement”, then, at the request of the Collateral Agent or the Administrative Agent or the Required Lenders, the respective Assignor shall within 30 days close the respective Deposit Account and transfer all balances therein to the Cash Collateral Account or another Deposit Account meeting the requirements of this Section 3.9. If any bank with which a Deposit Account listed on Annex F-2 hereto is maintained refuses to subordinate all its claims with respect to such Deposit Account to the Collateral Agent’s security interest therein on terms satisfactory to the Collateral Agent and the Administrative Agent, then the Collateral Agent, at its option, may (x) require that such Deposit Account be terminated in accordance with the immediately preceding sentence or (y) agree to a “control agreement” without such subordination, provided that in such event the Collateral Agent may at any time, at its option, subsequently require that such Deposit Account be terminated (within 30 days after notice from the Collateral Agent) in accordance with the requirements of the immediately preceding sentence.

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(b)          After the date of this Agreement, no Assignor shall establish any new demand, time, savings, passbook or similar account, except for Deposit Accounts established and maintained with banks and meeting the requirements of preceding clause (a). At the time any such Deposit Account is established, the appropriate “control agreement” shall be entered into in accordance with the requirements of preceding clause (a) and the respective Assignor shall furnish to the Collateral Agent a supplement to Annex F-2 hereto containing the relevant information with respect to the respective Deposit Account and the bank with which same is established.

3.10       Letter-of-Credit Rights. If any Assignor is at any time a beneficiary under a letter of credit with a stated amount of $500,000 or more, such Assignor shall promptly notify the Collateral Agent and the Administrative Agent thereof and, at the request of the Collateral Agent, such Assignor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent and the Administrative Agent, use its best efforts to either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in this Agreement after the occurrence and during the continuance of an Event of Default.

3.11       Commercial Tort Claims. All Commercial Tort Claims of, and known to, each Assignor in existence on the date of this Agreement are described in Annex H hereto. If any Assignor shall at any time after the date of this Agreement acquire a Commercial Tort Claim in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $500,000 or more, such Assignor shall promptly notify the Collateral Agent and the Administrative Agent thereof in a writing signed by such Assignor and describing the details thereof and shall grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent and the Administrative Agent.

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3.12       Chattel Paper. Upon the request of the Collateral Agent or the Administrative Agent made at any time or from time to time, each Assignor shall promptly furnish to the Collateral Agent and the Administrative Agent a list of all Electronic Chattel Paper held or owned by such Assignor. Furthermore, if at any time an Assignor owns Chattel Paper in an amount in the aggregate of $500,000 or more, if requested by the Collateral Agent or the Administrative Agent, each Assignor shall promptly take all actions which are reasonably practicable so that the Collateral Agent has “control” of all Electronic Chattel Paper in accordance with the requirements of Section 9-105 of the UCC. If at any time an Assignor owns Chattel Paper in an amount in the aggregate of $500,000 or more, such Assignor will promptly (and in any event within 10 Business Days) following any request by the Collateral Agent or the Administrative Agent, deliver all of its Tangible Chattel Paper to the Collateral Agent.

3.13       Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps, including any and all actions as may be necessary or required under the Federal Assignment of Claims Act, relating to its Accounts, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent or the Administrative Agent may reasonably require. The Collateral Agent agrees that the filing of such documentation necessary or required under the Federal Assignment of Claims Act shall not be filed with the applicable Governmental Authority unless an Event of Default has occurred and is continuing.

3.14       Motor Vehicles. (a) As of the date hereof, subject to Section 2.9, (i) each Assignor shall have noted the name and other necessary details in respect of the Collateral Agent, on the certificate of title for any equipment that is subject to any motor vehicle registration statute (or analogous provision for serial number goods under the PPSA) in the United States or Canada (each a “Motor Vehicle Statute”), including, without limitation, any of those statutes described in Section 9-311(a)(2) of the UCC, as adopted in any state in which any Assignor holds such equipment, that are owned by such Assignor (the “Motor Vehicles”), in such manner as shall indicate that the Collateral Agent is the lienholder of record such that a security interest has been perfected in favor of the Collateral Agent in accordance with the Motor Vehicle Statutes adopted in the state where such Motor Vehicles are titled, and (ii) each Assignor shall have taken or caused to be taken all such other actions necessary to maintain, protect, enforce and perfect, the Collateral Agent’s Liens.

(b)          In respect of any Motor Vehicle (x) purchased by any Assignor after the date hereof or (y) relocated to a jurisdiction for a period of time which would require compliance with the Motor Vehicle Statute of such jurisdiction, in each case subject to Section 2.9, (i) each Assignor shall, within 7 Business Days after such purchase or relocation, unless otherwise directed by the Collateral Agent, note the name and other necessary details in respect of the Collateral Agent, on the certificate of title for such Motor Vehicle, in such manner as shall indicate that the Collateral Agent is the lienholder of record such that a security interest has been perfected in favor of the Collateral Agent in accordance with the Motor Vehicle Statutes adopted in the state where such Motor Vehicles are titled, and (ii) each Assignor shall, within thirty (30) days after such purchase or relocation, take or cause to be taken all other actions necessary to maintain, protect, enforce and, with respect to the Motor Vehicles, perfect the Liens in favor of the Collateral Agent.

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(c)          Notwithstanding anything in this Section 3.14 to the contrary, actions under this Section 3.14 must be taken only for (i) an individual Motor Vehicle for which the fair market value exceeds $150,000 or (ii) all Motor Vehicles of the Assignors, only to the extent the aggregate fair market value of all Motor Vehicles not otherwise in compliance with this Section 3.14 exceeds $350,000.

ARTICLE IV

SPECIAL PROVISIONS CONCERNING TRADEMARKS AND DOMAIN NAMES

4.1         Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner of or otherwise has the right to use the registered Marks and Domain Names listed in Annex I hereto for such Assignor and that said listed Marks and Domain Names include all marks and applications for marks registered in the United States Patent and Trademark Office and all Domain Names that such Assignor owns or uses in connection with its business as of the date hereof. Each Assignor represents and warrants that it owns, is licensed to use or otherwise has the right to use, all Marks and Domain Names that are necessary for the conduct of its business. Each Assignor further warrants that it has no knowledge of any third party claim received by it that any aspect of such Assignor’s present or contemplated business operations infringe or will infringe any trademark, service mark or trade name of any other Person other than as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Assignor represents and warrants as of the date hereof that it is the true and lawful owner of or otherwise has the right to use all trademark registrations and applications and Domain Name registrations listed in Annex I hereto and that said registrations are valid, subsisting, have not been canceled and that such Assignor is not aware of any third-party claim that any of said registrations is invalid or unenforceable, and is not aware that there is any reason that any of said registrations is invalid or unenforceable, and is not aware that there is any reason that any of said applications will not mature into registrations. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office or similar registrar in order to effect an absolute assignment of all right, title and interest in each Mark and/or Domain Name, and record the same.

4.2         Licenses and Assignments. Except as otherwise permitted by the Secured Debt Agreements, each Assignor hereby agrees not to divest itself of any right under any material Mark or Domain Name absent prior written approval of the Collateral Agent and the Administrative Agent.

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4.3           Infringements. Each Assignor agrees, promptly, and in any event within 7 Business Days of learning thereof, to notify the Collateral Agent and the Administrative Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who such Assignor believes is, or may be, infringing or diluting or otherwise violating any of such Assignor’s rights in and to any Mark or Domain Name in any manner that could reasonably be expected to have a Material Adverse Effect, or with respect to any party claiming that such Assignor’s use of any Mark or Domain Name material to such Assignor’s business violates in any material respect any property right of that party. Each Assignor further agrees to prosecute diligently in accordance with reasonable business practices any Person infringing any Mark or Domain Name in any manner that could reasonably be expected to have a Material Adverse Effect.

4.4           Preservation of Marks and Domain Names. Each Assignor agrees to use its Marks and Domain Names which are material to such Assignor’s business in interstate commerce during the time in which this Agreement is in effect and to take all such other actions as are reasonably necessary to preserve such Marks as trademarks or service marks under the laws of the United States (other than any such Marks which are no longer used or useful in its business or operations).

4.5           Maintenance of Registration. Each Assignor shall, at its own expense, diligently process all documents reasonably required to maintain all Mark and/or Domain Name registrations, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its material registered Marks, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent and the Administrative Agent, which consent shall not be unreasonably withheld (other than with respect to registrations and applications deemed by such Assignor in its reasonable business judgment to be no longer prudent to pursue).

4.6           Future Registered Marks and Domain Names. If any Mark registration is issued hereafter to any Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office or any Domain Name is registered by any Assignor, within 30 days receipt of such certificate or similar indicia of ownership, such Assignor shall deliver to the Collateral Agent and the Administrative Agent a copy of such registration certificate or similar indicia of ownership, and a grant of a security interest in such Mark and/or Domain Name, to the Collateral Agent and at the expense of such Assignor, confirming the grant of a security interest in such Mark and/or Domain Name to the Collateral Agent hereunder, the form of such grant of a security interest to be substantially in the form of Annex L hereto or in such other form as may be reasonably satisfactory to the Collateral Agent and the Administrative Agent.

4.7           Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in and to each of the Marks and Domain Names, together with all trademark rights and rights of protection to the same, vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Creditors, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 4.1 hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency or registrar; (ii) take and use or sell the Marks or Domain Names and the goodwill of such Assignor’s business symbolized by the Marks or Domain Names and the right to carry on the business and use the assets of such Assignor in connection with which the Marks or Domain Names have been used; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Marks or Domain Names in any manner whatsoever, directly or indirectly, and such Assignor shall execute such further documents that the Collateral Agent or the Administrative Agent may reasonably request to further confirm the foregoing and to transfer ownership of the Marks or Domain Names and registrations and any pending trademark application in the United States Patent and Trademark Office or applicable Domain Name registrar to the Collateral Agent.

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ARTICLE V

SPECIAL PROVISIONS CONCERNING PATENTS, COPYRIGHTS AND TRADE SECRETS

5.1           Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner of (i) all rights in (w) all Trade Secret Rights, (x) the Patents listed in Annex J hereto for such Assignor and that said Patents include all the United States patents and applications for United States patents that such Assignor owns as of the date hereof and (y) the Copyrights listed in Annex K hereto for such Assignor and that said Copyrights constitute all the United States copyrights registered with the United States Copyright Office and applications to United States copyrights that such Assignor owns as of the date hereof and (ii) all rights in, or otherwise has the right to use, all Trade Secrets and proprietary information necessary to operate the business of such Assignor (“Trade Secret Rights”). Each Assignor further warrants that it has no knowledge of any third party claim that any aspect of such Assignor’s present or contemplated business operations infringes or will infringe any patent of any other Person or such Assignor has misappropriated any Trade Secret or other proprietary information which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the United States Patent and Trademark Office or the United States Copyright Office in order to effect an absolute assignment of all right, title and interest in each Patent or Copyright, and to record the same.

5.2           Licenses and Assignments. Except as otherwise permitted by the Secured Debt Agreements, each Assignor hereby agrees not to divest itself of any right under any Patent or Copyright absent prior written approval of the Collateral Agent and the Administrative Agent.

5.3           Infringements. Each Assignor agrees, promptly, and in any event within 5 Business Days of learning thereof, to furnish the Collateral Agent and the Administrative Agent in writing with all pertinent information available to such Assignor with respect to any infringement, contributing infringement or active inducement to infringe or other violation of such Assignor’s rights in any Patent or Copyright or to any claim that the practice of any Patent or use of any Copyright violates any property right of a third party, or with respect to any misappropriation of any Trade Secret Right or any claim that practice of any Trade Secret Right violates any property right of a third party, in each case, in any manner which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each Assignor further agrees, absent direction of the Collateral Agent and the Administrative Agent to the contrary, to diligently prosecute any Person infringing any Patent or Copyright or any Person misappropriating any Trade Secret Right, in each case to the extent that such infringement or misappropriation, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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5.4           Maintenance of Patents or Copyrights. At its own expense, each Assignor shall make timely payment of all post-issuance fees required to maintain in force its rights under each Patent or Copyright, absent prior written consent of the Collateral Agent and the Administrative Agent (other than any such Patents or Copyrights which are no longer used or are deemed by such Assignor in its reasonable business judgment to no longer be useful in its business or operations).

5.5           Prosecution of Patent or Copyright Applications. At its own expense, each Assignor shall diligently prosecute all material applications for (i) United States Patents listed in Annex J hereto and (ii) Copyrights listed on Annex K hereto, in each case for such Assignor and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies (other than applications deemed by such Assignor in its reasonable business judgment to be no longer prudent to pursue or necessary in the conduct of the Assignors’ business), absent written consent of the Collateral Agent and the Administrative Agent, which consent shall not be unreasonably withheld.

5.6           Other Patents and Copyrights. Within 30 days of the acquisition or issuance of a United States Patent, registration of a Copyright, or acquisition of a registered Copyright, or of filing of an application for a United States Patent or Copyright, the relevant Assignor shall deliver to the Collateral Agent and the Administrative Agent a copy of said Copyright or Patent, or certificate or registration of, or application therefor, as the case may be, with a grant of a security interest as to such Patent or Copyright, as the case may be, to the Collateral Agent and at the expense of such Assignor, confirming the grant of a security interest, the form of such grant of a security interest to be substantially in the form of Annex M or N hereto, as appropriate, or in such other form as may be reasonably satisfactory to the Collateral Agent and the Administrative Agent.

5.7           Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title, and interest of such Assignor in each of the Patents and Copyrights vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (ii) take and practice or sell the Patents and Copyrights; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing the Patents and using the Copyrights directly or indirectly, and such Assignor shall execute such further documents as the Collateral Agent or the Administrative Agent may reasonably request further to confirm the foregoing and to transfer ownership of the Patents and Copyrights to the Collateral Agent for the benefit of the Secured Creditors.

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ARTICLE VI

PROVISIONS CONCERNING ALL COLLATERAL

6.1           Protection of Collateral Agent’s Security. Except as otherwise permitted by the Secured Debt Agreements, each Assignor will do nothing to impair the rights of the Collateral Agent in the Collateral. Each Assignor will at all times maintain insurance in favor of the Collateral Agent, at such Assignor’s own expense to the extent and in the manner provided in the Secured Debt Agreements. Except to the extent otherwise permitted to be retained by such Assignor or applied by such Assignor pursuant to the terms of the Secured Debt Agreements, the Collateral Agent shall, at the time any proceeds of such insurance are distributed to the Secured Creditors, apply such proceeds in accordance with Section 7.4 hereof. Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.

6.2           Warehouse Receipts Non-Negotiable. To the extent practicable, each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such Assignor shall request that such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the UCC as in effect in any relevant jurisdiction or under other relevant law).

6.3           Additional Information. Each Assignor will, at its own expense, from time to time upon the reasonable request of the Collateral Agent or the Administrative Agent, promptly (and in any event within 7 Business Days after its receipt of the respective request) furnish to the Collateral Agent such information with respect to the Collateral (including with reasonable specificity and in summary form, the identity of the Collateral or such components thereof as may have been reasonably requested by the Collateral Agent or the Administrative Agent, the value and location of such Collateral, etc.) as may be reasonably requested by the Collateral Agent or the Administrative Agent. Without limiting the forgoing, each Assignor agrees that it shall promptly (and in any event within 7 Business Days after its receipt of the respective request) furnish to the Collateral Agent and the Administrative Agent such updated Annexes hereto as may from time to time be reasonably requested by the Collateral Agent or the Administrative Agent.

6.4           Further Actions. Each Assignor will, at its own expense and upon the reasonable request of the Collateral Agent or the Administrative Agent, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

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6.5         Financing Statements. Each Assignor agrees to authorize, execute (where applicable) and deliver to the Collateral Agent such financing statements, in form reasonably acceptable to the Collateral Agent and the Administrative Agent, as the Collateral Agent may from time to time reasonably request or as are reasonably necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable, perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby. Each Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Assignor hereby authorizes the Collateral Agent to file any such financing statements, continuation statements or amendments without the signature of such Assignor where permitted by law (and such authorization includes describing the Collateral as “all assets” or “all personal property” of such Assignor, or words of similar effect).

ARTICLE VII

REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT

7.1         Remedies; Obtaining the Collateral Upon Default. Each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement, shall have all rights as a secured creditor under the UCC, and such additional rights and remedies to which a secured creditor is entitled under the laws in effect in all relevant jurisdictions and may:

(i)          personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor’s premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;

(ii)         instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Accounts and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of such Assignor in respect of such Collateral;

(iii)        instruct all depository banks which have entered into a control agreement with the Collateral Agent to transfer all monies, securities and instruments held by such depositary bank to the Cash Collateral Account in accordance with the terms of the respective control agreement (including by issuing a “Notice of Exclusive Control” in accordance with the terms thereof);

(iv)        withdraw all monies, securities and instruments in the Cash Collateral Account and/or in any other Deposit Account maintained with the Collateral Agent (whether or not such Deposit Accounts are maintained with the Collateral Agent in its capacity as such) for application to the Obligations in accordance with Section 7.4 hereof;

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(v)         sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 7.2 hereof, or direct such Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

(vi)        take possession of the Collateral or any part thereof, by directing such Assignor in writing to deliver the same to the Collateral Agent at any reasonable place or places designated by the Collateral Agent, in which event such Assignor shall at its own expense:

(x)          forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent;

(y)          store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2 hereof; and

(z)          while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain it in good condition;

(vii)       license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Domain Names, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine;

(viii)      apply any monies constituting Collateral or proceeds thereof in accordance with the provisions of Section 7.4;

(ix)         appoint by instrument in writing a receiver (which term as used in this Agreement includes a receiver and manager) or agent of all or any part of the Collateral and remove or replace from time to time any receiver or agent;

(x)          institute proceedings in any court of competent jurisdiction for the appointment of a receiver of all or any part of the Collateral;

(xi)         institute proceedings in any court of competent jurisdiction for sale or foreclosure of all or any part of the Collateral;

(xii)        file proofs of claim and other documents to establish claims to the Collateral in any proceeding relating to any Assignor; and

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(xiii)       take any other action as specified in clauses (1) through (5), inclusive, of Section 9-607 of the UCC; it being understood that each Assignor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation. By accepting the benefits of this Agreement and each other Security Document, the Secured Creditors expressly acknowledge and agree that this Agreement and each other Security Document may be enforced only by the action of the Collateral Agent acting upon the instructions of the Required Secured Creditors and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent or the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Agreement and the other Security Documents.

In addition to the remedies set forth above in this Section 7.1 and elsewhere in this Agreement, whenever any Event of Default shall have occurred and be continuing, the Collateral Agent may:

(i)          require any Assignor, by notice in writing, to disclose to the Collateral Agent the location or locations of the Collateral and each Assignor agrees to promptly make such disclosure when so required;

(ii)         repair, process, modify, complete or otherwise deal with the Collateral and prepare for the disposition of the Collateral, whether on the premises of any Assignor or otherwise;

(iii)        redeem any prior security interest against any Collateral, procure the transfer of such security interest to itself, or settle and pass the accounts of the prior mortgagee, chargee or encumbrancer (any accounts to be conclusive and binding on each Assignor);

(iv)        pay any liability secured by any Lien against any Collateral (and the Assignors agree to immediately on demand reimburse the Collateral Agent for all such payments);

(v)         carry on all or any part of the business of any Assignor and, to the exclusion of all others including the Assignors, enter upon, occupy and use all or any of the premises, buildings, and other property of or used by any Assignor for such time as the Collateral Agent sees fit, free of charge, and the Collateral Agent and the Secured Creditors are not liable to any Assignor for any act, omission or negligence (other than their own gross negligence or willful misconduct) in so doing or for any rent, charges, depreciation or damages incurred in connection with or resulting from such action;

(vi)        borrow for the purpose of carrying on the business of any Assignor or for the maintenance, preservation or protection of the Collateral and grant a security interest in the Collateral, whether or not in priority to the security interest created hereunder, to secure repayment; and

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(vii)       commence, continue or defend any judicial or administrative proceedings for the purpose of protecting, seizing, collecting, realizing or obtaining possession or payment of the Collateral, and give good and valid receipts and discharges in respect of the Collateral and compromise or give time for the payment or performance of all or any part of the accounts or any other obligation of any third party to any Assignor.

7.2         Remedies; Disposition of the Collateral. If any Event of Default shall have occurred and be continuing, then any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Assignor which the Collateral Agent shall determine to be commercially reasonable. Any such sale, lease or other disposition may be effected by means of a public disposition or private disposition, effected in accordance with the applicable requirements (in each case if and to the extent applicable) of Sections 9-610 through 9-613 of the UCC and/or such other mandatory requirements of applicable law as may apply to the respective disposition. The Collateral Agent may, without notice or publication, adjourn any public or private disposition or cause the same to be adjourned from time to time by announcement at the time and place fixed for the disposition, and such disposition may be made at any time or place to which the disposition may be so adjourned. To the extent permitted by any such requirement of law, the Collateral Agent may bid for and become the purchaser (and may pay all or any portion of the purchase price by crediting Obligations against the purchase price) of the Collateral or any item thereof, offered for sale in accordance with this Section 7.2 without accountability to the relevant Assignor. If, under applicable law, the Collateral Agent shall be permitted to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Administrative Borrower for the relevant Assignor as hereinabove specified, the Collateral Agent need give the Administrative Borrower only such notice of disposition as shall be reasonably practicable in view of such applicable law. Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such disposition or dispositions of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor’s expense.

7.3         Waiver of Claims. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES,

and each Assignor hereby further waives, to the extent permitted by law:

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(i)          all damages occasioned by such taking of possession or any such disposition except any damages which are the direct result of the Collateral Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision);

(ii)         all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder; and

(iii)        all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

7.4         Application of Proceeds. (a) All moneys collected by the Collateral Agent upon any sale or other disposition of the Collateral (and, to the extent either the Pledge Agreement or any other Security Document requires proceeds of collateral under such other Security Document to be applied in accordance with the provisions of this Agreement, all monies collected by the Pledgee or collateral agent under such other Security Document upon any sale or other disposition of the collateral under any such Security Document), together with all other moneys received by the Collateral Agent hereunder and under each other Security Document, shall be applied in accordance with the terms of the Agreement Among Lenders. To the extent permitted to be applied to the Obligations pursuant to the terms of the Agreement Among Lenders, such moneys shall be applied as follows:

(i)          first, to the payment of all amounts owing to the Collateral Agent of the type described in clauses (iii), (iv), (v) and (vi) of the definition of “Obligations”;

(ii)         second, to the extent proceeds remain after the application pursuant to preceding clause (i), an amount equal to the outstanding Primary Obligations which are Credit Document Obligations shall be paid to the Secured Creditors as provided in Section 7.4(d) hereof, with each Secured Creditor receiving an amount equal to the outstanding Primary Obligations owing to it which are Credit Document Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of such amount remaining to be distributed;

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(iii)        third, to the extent proceeds remain after the application pursuant to preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations which are Credit Document Obligations shall be paid to the Secured Creditors as provided in Section 7.4(d) hereof, with each Secured Creditor receiving an amount equal to the outstanding Secondary Obligations owing to it which are Credit Document Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of such amount remaining to be distributed;

(iv)        fourth, to the extent proceeds remain after the application pursuant to preceding clauses (i), (ii) and (iii), an amount equal to the outstanding Primary Obligations owing to it under a Secured Hedge Agreement shall be paid to the Secured Creditors as provided in Section 7.4(d) hereof, with each Secured Creditor receiving an amount equal to the outstanding Primary Obligations owing to it under a Secured Hedge Agreement or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of such amount remaining to be distributed;

(v)         fifth, to the extent proceeds remain after the application pursuant to preceding clauses (i) through (iv), inclusive, an amount equal to the outstanding Secondary Obligations owing to it under a Secured Hedge Agreement shall be paid to the Secured Creditors as provided in Section 7.4(d) hereof, with each Secured Creditor receiving an amount equal to the outstanding Secondary Obligations owing to it under a Secured Hedge Agreement or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of such amount remaining to be distributed; and

(vi)        sixth, to the extent proceeds remain after the application pursuant to preceding clauses (i) through (v), inclusive, and following the termination of this Agreement pursuant to Section 10.8(a) hereof, to the relevant Assignor or to whomever may be lawfully entitled to receive such surplus.

(b)          For purposes of this Agreement, (x) “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of the Primary Obligations or Secondary Obligations owing to it, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations owing to all of the applicable Secured Creditors entitled thereto, as the case may be, (y) “Primary Obligations” shall mean all principal of, premium, fees and interest on, all Loans, all Fees and all Other Obligations (other than indemnities, fees (including, without limitation, attorneys’ fees) and similar obligations and liabilities), and (z) “Secondary Obligations” shall mean all Obligations other than Primary Obligations.

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(c)          When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 7.4 only) (i) first, to the Primary Obligations owing to them and (ii) second, to the Secondary Obligations owing to them. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, owing to the other Secured Creditors, with each Secured Creditor holding Primary Obligations or Secondary Obligations, as the case may be, which have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, owing to such Secured Creditor entitled to distribution and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, owing to all Secured Creditors entitled to such distribution.

(d)          All payments required to be made hereunder shall be made (x) if to the Secured Creditors on account of Credit Document Obligations, to the Collateral Agent for the account of such Secured Creditors, and (y) if to the Secured Creditors on account of Secured Hedging Agreements, to the trustee, paying agent or other similar representative for such Secured Creditors (the “Representative”), or, in the absence thereof, directly to such Secured Creditors.

(e)          For purposes of applying payments received in accordance with this Section 7.4, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent and (ii) the Representative or, in the absence of such a Representative, upon the Secured Creditors for a determination (which the Administrative Agent, each Representative and the Secured Creditors agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Obligations owing to the Secured Creditors. Unless it has received written notice from a Secured Creditor to the contrary, the Administrative Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding. Unless and until it has consented to the entry into a Secured Hedging Agreement, the Collateral Agent, in acting hereunder, shall be entitled to assume that no such Secured Hedging Agreement is in existence.

(f)          This Agreement is made with full recourse to each Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein, in the Secured Debt Agreements and otherwise in writing in connection herewith or therewith. It is understood and agreed that the Assignors shall remain jointly and severally liable with respect to their Obligations to the extent of any deficiency between (i) the amount of the proceeds of the Collateral pledged by them hereunder and, without duplication, the collateral granted under the other Security Documents and (ii) the aggregate amount of such Obligations.

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(g)          It is understood and agreed by each Assignor and each Secured Creditor that the Collateral Agent shall have no liability for any determinations made by it in this Section 7.4, in each case except to the extent resulting from the gross negligence or willful misconduct of the Collateral Agent (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Assignor and each Secured Creditor also agrees that the Collateral Agent may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of Collateral in accordance with the requirements hereof, and the Collateral Agent shall be entitled to wait for, and may conclusively rely on, any such determination.

7.5         Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given to the Collateral Agent under this Agreement, the other Secured Debt Agreements or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including reasonable attorneys’ fees, and the amounts thereof shall be included in such judgment.

7.6         Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue, to the extent permitted by applicable law, as if no such proceeding had been instituted.

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ARTICLE VIII

INDEMNITY

8.1         Indemnity. (a) Without limiting the provisions of the other Secured Debt Agreements, the Assignors jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor (in its capacity as such) and their respective successors, assigns, employees, affiliates, advisors and agents (hereinafter in this Section 8.1 referred to individually as “Indemnitee,” and collectively as “Indemnitees”) harmless from any and all liabilities, obligations, losses, damages, injuries, penalties, claims, demands, actions (including removal or remedial actions), suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys’ and consultants’ fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement or the enforcement of any of the terms hereof, or the preservation of any rights hereunder, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the relevant Assignor of any such assertion of which such Indemnitee has knowledge.

(b)          Without limiting the application of Section 8.1(a) hereof, the Assignors agree, jointly and severally, to pay or reimburse the Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent’s Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in all applicable public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(c)          Without limiting the application of Section 8.1(a) or (b) hereof, the Assignors agree, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Assignor in this Agreement or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement.

(d)          If and to the extent that the obligations of any Assignor under this Section 8.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

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8.2         Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement hereunder or under the other Credit Documents shall constitute Obligations secured by the Collateral. The indemnity obligations of each Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all of the other Obligations and notwithstanding the full payment of all the Notes issued, and Loans made, under the Credit Agreement, the termination of all Secured Hedging Agreements, and the payment of all other Obligations and notwithstanding the discharge thereof and the occurrence of the Termination Date.

ARTICLE IX

DEFINITIONS

The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

“Account” shall mean any “account” as such term is defined in the UCC as in effect on the date hereof in the State of New York, and in any event shall include but shall not be limited to, all rights to payment of any monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a State, governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State. Without limiting the foregoing, the term “account” shall include all Health-Care-Insurance Receivables.

“Administrative Agent” shall have the meaning provided in the recitals of this Agreement.

“Agreement” shall mean this Security Agreement as the same may be amended, modified, restated and/or supplemented from time to time in accordance with its terms.

“Agreement Among Lenders” shall have the meaning ascribed thereto in the Credit Agreement.

“As-Extracted Collateral” shall mean “as-extracted collateral” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Assignor” shall have the meaning provided in the first paragraph of this Agreement.

“Cash Collateral Account” shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.

“Chattel Paper” shall mean “chattel paper” as such term is defined in the UCC as in effect on the date hereof in the State of New York. Without limiting the foregoing, the term “Chattel Paper” shall in any event include all Tangible Chattel Paper and all Electronic Chattel Paper.

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“Collateral” shall have the meaning provided in Section 1.1(a) of this Agreement.

“Collateral Agent” shall have the meaning provided in the first paragraph of this Agreement.

“Commercial Tort Claims” shall mean “commercial tort claims” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Contract Rights” shall mean all rights of any Assignor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts, and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.

“Contracts” shall mean all contracts between any Assignor and one or more additional parties (including, without limitation, any Secured Hedging Agreements, licensing agreements and any partnership agreements, joint venture agreements and limited liability company agreements).

“Copyrights” shall mean any United States or foreign copyright now or hereafter owned by any Assignor, including any registrations of any copyrights, in the United States Copyright Office or any foreign equivalent office, as well as any application for a copyright registration now or hereafter made with the United States Copyright Office or any foreign equivalent office by any Assignor.

“Credit Agreement” shall have the meaning provided in the recitals of this Agreement.

“Credit Document Obligations” shall have the meaning provided in the definition of “Obligations” in this Article IX.

“Deposit Accounts” shall mean all “deposit accounts” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Documents” shall mean “documents” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Domain Names” shall mean all Internet domain names and associated URL addresses in or to which any Assignor now or hereafter has any right, title or interest.

“Electronic Chattel Paper” shall mean “electronic chattel paper” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Equipment” shall mean any “equipment” as such term is defined in the UCC as in effect on the date hereof in the State of New York now or hereafter owned by any Assignor, and in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles now or hereafter owned by any Assignor and any and all additions, substitutions and replacements of any of the foregoing and all accessions thereto, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

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“Excluded Equity Interests” shall mean any voting stock in excess of 66⅔% of the total combined voting power of all classes of Equity Interests of any Foreign Subsidiary.

“Event of Default” shall mean any Event of Default (or similar term) under, and as defined in, the Credit Agreement or any Secured Hedging Agreement entered into with a Secured Creditor and shall in any event include, without limitation, any payment default on any of the Obligations after the expiration of any applicable grace period.

“General Intangibles” shall mean “general intangibles” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Goods” shall mean “goods” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Health-Care-Insurance Receivable” shall mean any “health-care-insurance receivable” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Indemnitee” shall have the meaning provided in Section 8.1(a) of this Agreement.

“Instrument” shall mean “instruments” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Inventory” shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof and all accessions thereto, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same, in all stages of production from raw materials through work in process to finished goods, and all products and proceeds of whatever sort and wherever located any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Assignor’s customers, and shall specifically include all “inventory” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Investment Property” shall mean “investment property” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Lenders” shall have the meaning provided in the recitals of this Agreement.

“Letter-of-Credit Rights” shall mean “letter-of-credit rights” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Location” of any Assignor, shall mean such Assignor’s “location” as determined pursuant to Section 9-307 of the UCC.

“Marks” shall mean all right, title and interest in and to any trademarks, service marks and trade names now held or hereafter acquired by any Assignor, including any registration or application for registration of any trademarks and service marks now held or hereafter acquired by any Assignor, which are registered or filed in the United States Patent and Trademark Office or the equivalent thereof in any state of the United States or any equivalent foreign office or agency, as well as any unregistered trademarks and service marks used by any Assignor and any trade dress including logos, designs, fictitious business names and other business identifiers used by any Assignor.

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“Motor Vehicle Statute” shall have the meaning provided in Section 3.14(a) of this Agreement.

“Motor Vehicles” shall have the meaning provided in Section 3.14(a) of this Agreement.

“Obligations” shall mean and include, as to any Assignor, all of the following:

(i)          the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest, fees, costs and indemnities (including, in each case, without limitation, all interest, fees and expenses that accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor or any Subsidiary thereof at the rate provided for in the respective documentation, whether or not a claim for post-petition interest, fee or expense is allowed in any such proceeding) of all Credit Parties to the Secured Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Credit Documents (including, without limitation, in the event such Assignor is Holdings or a Subsidiary Guarantor that becomes party hereto, all such obligations, liabilities and indebtedness of such Assignor under the Holdings Guaranty or the applicable Subsidiaries Guaranty, respectively) and the due performance and compliance by all Credit Parties of and with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations, liabilities or indebtedness with respect to Secured Hedging Agreements, being herein collectively called the “Credit Document Obligations”);

(ii)         the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, in each case, without limitation, all interest, fees and expenses that accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Credit Party or any of its Subsidiaries at the rate provided for in the respective documentation, whether or not a claim for post-petition interest, fee or expense is allowed in any such proceeding) owing by all Credit Parties to the Secured Creditors, now existing or hereafter incurred under, arising out of or in connection with any Secured Hedging Agreement to which such Credit Party is a party, whether such Secured Hedging Agreement is now in existence or hereinafter arising (including, without limitation, in the event such Assignor is Holdings or a Subsidiary Guarantor that becomes party hereto, all such obligations, liabilities and indebtedness of such Assignor under the Holdings Guaranty or the applicable Subsidiaries Guaranty, respectively), and the due performance and compliance by such Credit Parties of and with all of the terms, conditions and agreements contained in each such Secured Hedging Agreement (all such obligations, liabilities and indebtedness under this clause (ii) being herein collectively called the “Other Obligations”);

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(iii)        any and all sums advanced by the Collateral Agent in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

(iv)        in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Assignor referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs;

(v)         all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 8.1 of this Agreement; it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement; and

(vi)        all amounts owing to either the Collateral Agent or Administrative Agent pursuant to any of the Credit Documents in its capacity as such.

“Other Obligations” shall have the meaning provided in the definition of “Obligations”.

“Patents” shall mean any United States or foreign patent in or to which any Assignor now or hereafter has any right, title or interest therein, and any divisions, continuations (including, but not limited to, continuations-in-parts) and improvements thereof, as well as any application for a United States or foreign patent now or hereafter made by any Assignor.

“Permits” shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any governmental authority or agency.

“Pledged Company” shall mean, each Person whose Equity Interests are pledged by any Assignor as Collateral to the Secured Parties.

“Primary Obligations” shall have the meaning provided in Section 7.4(b) of this Agreement.

“Pro Rata Share” shall have the meaning provided in Section 7.4(b) of this Agreement.

“Promissory Note” shall mean “promissory notes” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

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“Proceeds” shall mean all “proceeds” as such term is defined in the UCC as in effect in the State of New York on the date hereof and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Registered Organization” shall have the meaning provided in the UCC as in effect in the State of New York.

“Representative” shall have the meaning provided in Section 7.4(d) of this Agreement.

“Required Secured Creditors” shall mean (i) at any time when any Credit Document Obligations are outstanding (other than contingent indemnity obligations that are not then due and payable), the Required Lenders (or, with respect to amendments that under Section 14.12 of the Credit Agreement require the consent of all Lenders, all of the Lenders) and (ii) at any time after all of the Credit Document Obligations have been paid in full in cash (other than contingent indemnity obligations that are not then due and payable), the holders of a majority in outstanding principal amount of the Other Obligations.

“Secondary Obligations” shall have the meaning provided in Section 7.4(b) of this Agreement.

“Secured Creditors” shall have the meaning set forth in the recitals hereto, and shall include any Lender or an affiliate of a Lender that is counterparty to any Secured Hedging Agreement.

“Secured Debt Agreements” shall mean and include (i) this Agreement and the other Credit Documents and (ii) the Secured Hedging Agreements entered into with any Secured Creditor.

“Secured Hedging Agreements” shall mean and include any Lender-Provided Interest Rate Protection Agreements or Lender-Provided Other Hedging Agreements.

“Software” shall mean “software” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Supporting Obligations” shall mean any “supporting obligation” as such term is defined in the UCC as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor, or in which any Assignor has any rights, and, in any event, shall include, but shall not be limited to, all of such Assignor’s rights in any Letter-of-Credit Right or secondary obligation that supports the payment or performance of, and all security for, any Account, Chattel Paper, Document, General Intangible, Instrument or Investment Property.

“Tangible Chattel Paper” shall mean “tangible chattel paper” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

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“Termination Date” shall have the meaning provided in Section 10.8(a) of this Agreement.

“Timber-to-be-Cut” shall mean “timber-to-be-cut” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Trade Secret Rights” shall have the meaning provided in Section 5.1 of this Agreement.

“Trade Secrets” shall mean any secretly held existing engineering or other data, information, production procedures and other know-how relating to the design manufacture, assembly, installation, use, operation, marketing, sale and/or servicing of any products or business of an Assignor worldwide whether written or not.

“UCC” shall mean the Uniform Commercial Code in the State of New York from time to time; provided that all references herein to specific sections or subsections of the UCC are references to such sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

ARTICLE X

MISCELLANEOUS

10.1       Notices. Except as otherwise provided herein, all notices and communications hereunder shall be in writing (including via email, facsimile, and other electronic communication) and mailed, emailed, faxed or otherwise delivered and all such notices and communications shall, when mailed (certified return receipt required), emailed, faxed, or sent by overnight courier, be effective when deposited in the mails, delivered to the email service provider or overnight courier, as the case may be, or sent by fax or email, except that notices and communications to the Collateral Agent or any Assignor shall not be effective until received by the Collateral Agent or the Administrative Borrower on behalf of such Assignor, as the case may be. All notices and other communications shall be in writing and addressed as follows:

(a)          if to any Assignor, at:

c/o STG, Inc.

11091 Sunset Hills Road, suite 200

Reston, VA 20190

Attention: Keith A. Lynch

Telephone No.: (703) 691-2480 x1172

Facsimile No.: (703) 691-3261

Email: Klynch@stg.com

With a copy to:

Morrison & Foerster LLP

250 W. 55th Street

New York, NY 10019-9601

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Attention: Geoffrey R. Peck, Esq.

Telephone No.: (212) 336-4183

Facsimile No.: (212) 468-7900

Email: Gpeck@mofo.com

(b)          if to the Collateral Agent, at:

600 Galleria Parkway, Suite 890

Atlanta, GA 30339

Facsimile No.: (770)-953-6046

Attention: Heath J. Hayes

With a copy to:

Blank Rome LLP

The Chrysler Building

405 Lexington Avenue

New York, NY 10174-0208

Attention: Lawrence F. Flick II

Telephone No.: (212) 885-5556

Facsimile No.: (212) 832-5556

Email: Flick@blankrome.com

(c)          if to any Secured Creditor (other than the Collateral Agent), at such address as such Secured Creditor shall have specified in the Credit Agreement; or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

10.2       Waiver; Amendment. Except as provided in Sections 10.8 and 10.12 hereof, none of the terms and conditions of this Agreement or any other Security Document may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor directly affected thereby (it being understood that the addition or release of any Assignor hereunder shall not constitute a change, waiver, discharge or termination affecting any Assignor other than the Assignor so added or released) and (in each case) the Collateral Agent (with the written consent of the Required Secured Creditors); provided, however, (i) that supplements to the Annexes hereto and to the other Security Documents may be made without the consent of any Secured Creditor, other than the Collateral Agent, as provided herein or therein, and (ii) Assignors may be released from their obligations hereunder and under the other Security Documents and new Assignors may be added hereto and to the other Security Documents without the consent of any Secured Creditors other than the Collateral Agent, as provided herein or therein (subject to Section 14.12 of the Credit Agreement).

10.3       Obligations Absolute. The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Secured Debt Agreement; or (c) any amendment to or modification of any Secured Debt Agreement or any security for any of the Obligations; whether or not such Assignor shall have notice or knowledge of any of the foregoing.

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10.4         Successors and Assigns. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 10.8 hereof, (ii) be binding upon each Assignor, its successors and assigns; provided, however, that no Assignor shall assign any of its rights or obligations hereunder or under the other Credit Documents without the prior written consent of the Collateral Agent (with the prior written consent of the Required Secured Creditors), and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the other Secured Creditors and their respective successors, transferees and assigns. All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Secured Debt Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

10.5         Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

10.6         GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH ASSIGNOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH ASSIGNOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH ASSIGNOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH ASSIGNOR. EACH ASSIGNOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH ASSIGNOR AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 10.1 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT UNDER THIS AGREEMENT, OR ANY SECURED CREDITOR, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY ASSIGNOR IN ANY OTHER JURISDICTION.

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(b)          EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)          EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

10.7       Assignor’s Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that, prior to the Termination Date, each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and, except as otherwise provided hereunder, the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Assignor under or with respect to any Collateral.

10.8       Termination; Release. (a) After the Termination Date, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation in Article 8 hereof, shall survive such termination) and the Collateral Agent, at the request and expense of the respective Assignor, will promptly execute and deliver to the Administrative Borrower on behalf of such Assignor a proper instrument or instruments (including UCC termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, “Termination Date” shall mean the date upon which the Commitments under the Credit Agreement have been terminated, all Secured Hedging Agreements have been terminated and all Loans thereunder have been repaid in full, and all other Obligations (other than indemnities described in the Credit Documents, in each case which are not then due and payable) then due and payable have been paid in full in cash in accordance with the terms thereof.

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(b)          In the event that any part of the Collateral is sold or otherwise disposed of (to a Person other than a Credit Party or a Subsidiary thereof) (x) at any time prior to the time at which all Credit Document Obligations have been paid in full, in connection with a sale or disposition permitted by the Secured Debt Agreements or is otherwise released at the direction of the Required Lenders (or all the Lenders if required by the Credit Agreement) or (y) at any time thereafter, to the extent permitted by the other Secured Debt Agreements, and in the case of clauses (x) and (y), the proceeds of such sale or other disposition (or from such release) are applied in accordance with the terms of the Credit Agreement or such other Secured Debt Agreements, as the case may be, to the extent required to be so applied, the Collateral Agent, at the request and expense of such Assignor, will duly release from the security interest created hereby (and will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to the Administrative Borrower on behalf of such Assignor or to the applicable purchaser or transferee (if any) specified by such Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or otherwise disposed of, or released, and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement. Furthermore, upon the release of any Subsidiary Guarantor from the Subsidiaries Guaranty in accordance with the provisions thereof, such Assignor (and the Collateral at such time assigned by the respective Assignor pursuant hereto) shall be released from this Agreement.

(c)          At any time that an Assignor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 10.8(a) or (b), the Administrative Borrower shall deliver to the Collateral Agent a certificate signed by a senior officer of such Assignor stating that the release of the respective Collateral is permitted pursuant to such Section 10.8(a) or (b). At any time that Holdings or the respective Assignor desires that a Subsidiary of Holdings which has been released from the Subsidiaries Guaranty be released hereunder as provided in the last sentence of Section 10.8(b) hereof, it shall deliver to the Collateral Agent a certificate signed by an authorized officer of Holdings and the respective Assignor stating that the release of the respective Assignor (and its Collateral) is permitted pursuant to such Section 10.8(b).

(d)          The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with (or which the Collateral Agent in the absence of gross negligence and willful misconduct believes to be in accordance with) this Section 10.8.

10.9       Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart hereof by facsimile or electronic transmission shall be effective as delivery of an original executed counterpart hereof.

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10.10     Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.11     The Collateral Agent and the other Secured Creditors. The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Section 13 of the Credit Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth herein and in Section 13 of the Credit Agreement.

10.12     Additional Assignors. It is understood and agreed that any Subsidiary Guarantor that desires to become an Assignor hereunder, or is required to execute a counterpart of this Agreement after the date hereof pursuant to the respective Secured Debt Agreements, shall become an Assignor hereunder by executing a counterpart hereof and delivering same to the Collateral Agent, or by executing a joinder to this Agreement, (y) delivering supplements to Annexes A through F, inclusive, and H through K, inclusive, hereto as are necessary to cause such Annexes to be complete and accurate with respect to such additional Assignor on such date, and (z) taking all actions as specified in this Agreement as would have been taken by such Assignor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Collateral Agent and with all documents and actions required above to be taken to the reasonable satisfaction of the Collateral Agent and the Administrative Agent.

10.13     Release of Assignors. If at any time all of the Equity Interests of any Assignor owned by Holdings or any of their Subsidiaries are sold to a Person other than a Credit Party in a transaction permitted pursuant to the Credit Agreement (and which does not violate the terms of any other Secured Debt Agreement then in effect), then, such Assignor shall be released as a Assignor pursuant to this Agreement without any further action hereunder (it being understood that the sale of all of the Equity Interests in any Person that owns, directly or indirectly, all of the Equity Interests in any Assignor shall be deemed to be a sale of all of the Equity Interests in such Assignor for purposes of this Section), and the Collateral Agent is authorized and directed to execute and deliver such instruments of release as are reasonably satisfactory to it. At any time that Holdings desires that a Assignor be released from this Agreement as provided in this Section 10.13, Holdings shall deliver to the Collateral Agent a certificate signed by an authorized officer of Holdings stating that the release of such Assignor is permitted pursuant to this Section 10.13. If requested by Collateral Agent (although the Collateral Agent shall have no obligation to make any such request), any of the Assignors shall furnish legal opinions (from counsel reasonably acceptable to the Collateral Agent) to the effect set forth in the immediately preceding sentence. The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as a result of the release of any Assignor by it in accordance with, or which it believes to be in accordance with, this Section 10.13.

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10.14       Agreement Among Lenders. Each of the undersigned Assignors hereby acknowledges the terms and provisions of the Agreement Among Lenders and agrees to be bound by such terms solely in relation to the application of payments or proceeds made as set forth in the Agreement Among Lenders, including Section 7 thereof. Notwithstanding anything to the contrary contained herein or in any other Credit Document, in the event of any conflict or inconsistency between this Agreement and the Agreement Among Lenders, the terms of the Agreement Among Lenders shall govern and control.

10.15       Administrative Borrower. Each Assignor confirms and accepts that the provisions contained in Section 14.25 of the Credit Agreement applicable to each Assignor are incorporated by reference herein as if contained herein, and are applicable to each Assignor hereunder.

[Remainder of this page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

GLOBAL DEFENSE & NATIONAL
SECURITY SYSTEMS, INC.,
as an Assignor

By:	/s/ Damian Perl
	Name:	Damian Perl
	Title:	Chairman of the Board

STG GROUP, INC.,
as an Assignor

By:	/s/ Paul Fernandes
	Name:	Paul Fernandes
	Title:	President

STG, INC.,
as an Assignor

By:	/s/ Paul Fernandes
	Name:	Paul Fernandes
	Title:	President

ACCESS SYSTEMS, INCORPORATED,
as an Assignor

By:	/s/ Paul Fernandes
	Name:	Paul Fernandes
	Title:	Chief Operating Officer

[Signature Page to Security Agreement]

Accepted and Agreed to:

PNC BANK, NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Virginia L. Kiseljack
	Name:	Virginia L. Kiseljack
	Title:	Senior Vice President

[Signature Page to Security Agreement]